SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                September 8, 2005
                                (Date of Report)
                        (Date of earliest event reported)

                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                    (State or jurisdiction of incorporation)

0-11507                                       13-5593032
--------------------------------------        ----------------------------------
Commission File Number                        IRS Employer Identification Number

111 River Street, Hoboken NJ                  07030
--------------------------------------        ----------------------------------
Address of principal executive offices        Zip Code

Registrant's telephone number,
including area code:                          (201) 748-6000
                                              ----------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   [ ] Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)
   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)
   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))
   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


                  This is the first page of an 11-page document.

Exhibit No.    Description

99.1 Press release dated September 8, 2005 titled "John Wiley & Sons, Inc. Reports Revenue and Operating Income Growth for the First Quarter" (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended). ITEM 9: REGULATION FD DISCLOSURE The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions
               B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the
               Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

               On September 8, 2005, John Wiley & Sons Inc., a New York corporation (the "Company"), issued a press release announcing the Company's financial results for the first quarter of fiscal year 2006. A copy of the Company press release is attached hereto as Exhibit 99.1 and incorporated.

Ellis E. Cousens
Executive Vice President, Chief Financial & Operations Officer
John Wiley & Sons, Inc.
(201) 748-6534

                        John Wiley & Sons, Inc. Reports
           Revenue and Operating Income Growth for the First Quarter

Hoboken, NJ, September 8, 2005 -- John Wiley & Sons, Inc. (NYSE:JWa) (NYSE:JWb) announced today that first quarter revenue and operating income increased 4% to $237 million and $32 million, respectively. Earnings per diluted share increased 6% to $0.34 compared to $0.32 in the prior year, excluding an income tax benefit described below. Including the tax benefit, first quarter earnings per diluted share was $0.46.

"Wiley's first quarter performance was driven primarily by continued strength in our global Scientific, Technical and Medical business. Professional/Trade also contributed to the year-on-year growth, while Higher Education's revenue was essentially flat with last year's first quarter. Operating income growth reflects the effect of improved gross margins principally due to product mix," said William J. Pesce, President and Chief Executive Officer.

Mr. Pesce concluded, "Based on first quarter results, leading indicators, and market conditions, we reaffirm our guidance for fiscal year 2006 revenue growth in the mid-to-high single digits and EPS growth greater than that of revenue."

During the quarter the Company repurchased approximately 542,000 common shares of stock at an average price of $39.32.

As previously discussed in the Company's Annual Report filed on Form 10-K for fiscal year 2005, pursuant to guidance issued by the Internal Revenue Service in May 2005, the Company recorded a tax benefit of approximately $7.5 million, or $0.12 per diluted share in the first quarter of fiscal year 2006 and reduced income taxes due on the fiscal year 2005 repatriation of earnings from its European subsidiaries. The tax benefit offsets a tax charge recorded in the fourth quarter of fiscal year 2005, neither of which had a cash impact to the Company. The Company has excluded this tax item for comparative purposes so as to not distort the underlying operating performance of the Company.


Segment Highlights

Professional/Trade (P/T)
------------------------
Wiley's U.S. P/T revenue for the first quarter advanced 3% over prior year, while direct contribution to profit increased 21%. Solid sales results in business, psychology, and education drove these results. Revenue from the Company's recent acquisition of Sybex, a global publisher of computer and software information technology titles, contributed approximately $1 million in revenue for the quarter. Sales growth through online outlets is continuing at a healthy rate. P/T is well positioned to take advantage of the largest release of books in its history during the second quarter.

First quarter highlights include the publication of Dan Denning's The Bull Hunter; Matthew Simmons' Twilight in the Desert, well-timed due to the recent oil price increases and the book's focus on global oil supplies; and McKinsey & Company's Valuation 4e, the best selling and most respected corporate valuation title in the market, which is also packaged in a widely used university edition with online course material.

Top consumer technology publications that were published during the quarter, such as Peter Bauer's Photoshop CS2 For Dummies and Bob Levitus' Mac OS X Tiger For Dummies, reflect the demand for books on recent major software releases. To capitalize on the popularity of the Su Doku puzzle game, P/T published Andrew Heron and Edmund James' Su Doku For Dummies in both Europe and the U.S. Another timely release during the quarter was the Tour de France For Dummies by Phil Liggett, James Raia, and Sammarye Lewis, with a foreword by Lance Armstrong.

Several P/T titles received considerable attention from the media and customers. Both The Bull Hunter and Twilight in the Desert hit The Wall Street Journal Bestseller List. Other titles that were on national and regional bestseller lists include Patrick Lencioni's Five Dysfunctions of a Team; the J.K. Lasser's Income Tax Guide 2005; Michael Masterson's Automatic Wealth; Eric Tyson and Ray Brown's Home Buying For Dummies; Eric Tyson's Investing For Dummies; and Sarah Glendon Lyons and John E. Lucas' Mortgages For Dummies. The publicity surrounding the May release of Jeffery Young's Icon: Steve Jobs, The Greatest Second Act in the History of Business, continued to drive sales throughout the first quarter.

Several Wiley authors received awards during the quarter. The Council for Advancement and Support of Education bestowed their John Grenzebach Award for Outstanding Research in Philanthropy to Richard Chair, William Ryan, and Barbara Taylor for their book, Governance as Leadership: Reframing the Work of Nonprofit Boards. The organization also named Alan Wendroff as recipient of the H.S.
Warwick Research Award for his book, Special Events: Proven Strategies for Nonprofit Fundraising. Michele Scicolone's 1000 Italian Recipes and Gil Marks' Olive Trees and Honey were selected as finalists for two prestigious James Beard Awards. Three journals won 2005 APEX Awards of Excellence in May, the Journal of Organizational Excellence for Best Printed Journal; Leader to Leader for Best Magazine and Journal Writing and Best Design and Layout; and Alternatives to the High Cost of Litigation for Best Newsletter Writing.

In July, the Company acquired the publication rights to seven newsletters from the Manisses Communications Group, a leading provider of mental health and addiction information. Five of the seven newsletters have long-standing affiliations with Brown University. In late May, Wiley completed the acquisition of substantially all the assets of Sybex. Its integration with Wiley is well underway.

Scientific, Technical, and Medical (STM)
----------------------------------------
Wiley's U.S. STM business once again started the year on a strong note, with revenue up 6% over last year's solid first quarter. Direct contribution to profit increased 10%. Non-subscription revenue, especially journal backfile sales, contributed nicely to the year-on-year growth. The STM book program and subscription journals performed well, each experiencing a 6% revenue improvement over prior year. Globally, STM revenue grew approximately 6%.

In addition to healthy subscription journal license renewals, several new Enhanced Access Licenses (EAL) were signed by academic and corporate customers around the world. EAL customers enjoyed improved customer service due to a number of system enhancements implemented during the quarter. Customers continue to take advantage of Wiley InterScience's wide range of access options. During the quarter, the number of visits to Wiley InterScience increased by approximately 42% over prior year.

The growing value of Wiley's journals to the scientific community was evident in the results of the recently announced 2004 ISI Impact Factor Analysis, an independent ranking that measures how often a journal's articles are cited by other researchers. Wiley journals exhibiting significant increases included the Journal of Biomedical Materials Research, Catheterization and Cardiovascular Intervention, Neurology and Urodynamics, Head and Neck, and American Journal of Physical Anthropology.

In July, Wiley was among a group of major publishers and health organizations to launch patientINFORM (www.patientinform.org), a free online information resource that allows patients direct access to the latest medical research on some of the most serious diseases and medical conditions. The service provides consumers with access to the latest research articles published in medical and scientific journals, assistance in interpreting the articles, and access to additional materials on the web sites of participating voluntary health organizations.

The STM book program performed very well during the first quarter. Product output was excellent; manuscript transmittals have been strong; market conditions were relatively favorable; and online sales channels have fueled growth. Global STM book revenue grew approximately 9%.

Higher Education
----------------
Revenue of Wiley's U.S. Higher Education business was essentially flat with that of the previous year's first quarter, but direct contribution to profit increased 6%. Growth in mathematics, science, and accounting was offset by sluggish sales in the social sciences and engineering. Higher Education revenue in August has improved over the prior year.

An encouraging development has been the strong sales of WileyPLUS (formerly eGrade Plus). Available for eighty five key titles, WileyPLUS delivers to students and instructors an integrated suite of resources (including an online version of the textbook), that is organized in one easy-to-use website around teaching and learning activities. WileyPLUS allows instructors to customize course content, create class presentations, assign homework and quizzes for automatic grading, and track student progress. Sales of WileyPLUS were significantly higher than last year's first quarter, however this revenue is deferred and the majority will be recognized over the course of the fall and spring semesters, i.e., the second, third and fourth quarters of Wiley's fiscal year.

Wiley Higher Education offers students value by providing a wide variety of product formats at different price points. Soon after the close of the quarter, Wiley announced an agreement with VitalSource Technologies, Inc. to support Wiley Desktop Editions, which will provide downloadable e-text versions of leading Higher Education textbooks directly from Wiley. These digital editions are intended for students who want lower-priced versions of textbooks. The Company also signed an agreement with Qwizdom to distribute radio frequency clickers to universities that adopt Wiley learning materials. The clicker system facilitates two-way communication between instructors and students, facilitating classroom administration, accountability, and assessment.

Europe
-------
Wiley Europe's first quarter revenue was up 6% over prior year, while direct contribution to profit was essentially flat with last year. STM journals and reference books drove the top-line results. In addition, revenue from the Company's initial sales of German publications under the For Dummies brand contributed to the growth.

Wiley Europe renewed its contract with the Quaternary Research Association to publish The Journal of Quaternary Research. A new controlled circulation magazine, Spectroscopy Asia, was successfully launched in May. During the quarter, the Company published the Dictionary of Microscopy. The dictionary is a brand extension of the Microscopy & Analysis controlled-circulation magazine, which was acquired last year.

Wiley Europe's For Dummies program continued to gain momentum. The release of Su Doku For Dummies is taking advantage of the numbers puzzle craze. More than forty translated and three indigenous fur Dummies titles are on the market in Germany and selling briskly. Wiley-VCH is also capitalizing on the centenary of Albert Einstein's theory of relativity by publishing Renn/Einstein Essays (in German and English), as well as Renn/Einstein Katalog.

Asia,  Australia,  and Canada
-----------------------------
First quarter revenue and direct contribution to profit in Asia, Australia, and Canada increased 3% and 2%, respectively, including the favorable effect of foreign currency. Sluggish performance in Canada was partially offset by growth in Asia.

P/T books performed particularly well in India, China, Thailand, and the Philippines. Wiley Asia's P/T list picked up interest globally. For example, the revised edition of Richard Duncan's The Dollar Crisis (originated in Asia) is being adopted as a textbook for finance courses and is being used as the basis for a seminar by Rich Dad, Poor Dad author Robert Kiyosaki.

In Australia, Higher Education and School revenue was strong while P/T lagged behind due to a subdued retail environment. Wiley Australia expects to benefit from a strong pipeline of P/T publications for the holiday season. Wiley Australia was named Secondary Publisher of the Year at the Australian Awards for Excellence in Educational Publishing for the sixth consecutive year. Recognizing overall excellence, the award was granted by a panel of judges that included booksellers, teachers, and publishers.




Conference Call
---------------
Wiley will hold a conference call today, Thursday, September 8, 2005, at 10:30 a.m. (EDT) to discuss its financial results for the first quarter of fiscal year 2006. The call will include a brief management presentation followed by a question and answer session.

To participate in the conference call, please dial the following number approximately ten minutes prior to the scheduled starting time: (800) 474-8920

International callers may participate by dialing: (719) 457-2727

A replay of the call will be available from 1:30 p.m. (EDT) on Thursday, September 8 through midnight (EDT) on Wednesday, September 14, by dialing (719) 457-0820 or (888) 203-1112 and entering Passcode: 5529469

A      live      audio       webcast      will      be       accessible       at
http://www.wiley.com/go/communications.   A  replay  of  the  webcast   will  be
accessible for 14 days afterwards.

"Safe Harbor" Statement under the Private
Securities Litigation Reform Act of 1995
-----------------------------------------
This report contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i)the level of investment in new technologies and products; (ii)subscriber renewal rates for the Company's journals; (iii)the financial stability and liquidity of journal subscription agents; (iv)the consolidation of book wholesalers and retail accounts; (v)the market position and financial stability of key online retailers; (vi)the seasonal nature of the Company's educational business and the impact of the used book market;
(vii)worldwide economic and political conditions; (viii)the Company's ability to protect its copyrights and other intellectual property worldwide and (ix)other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Its core businesses include scientific, technical, and medical journals, encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The Company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's internet site can be accessed at http://www.wiley.com.

                             JOHN WILEY & SONS, INC.
                              SUMMARY OF OPERATIONS
                              FOR THE FIRST QUARTER
                          ENDED JULY 31, 2005 AND 2004
                    (in thousands, except per share amounts)

                                                                               First Quarter
ADJUSTED                                                                      Ended July 31,
--------                                                     ----------------------------------------------
                                                                    2005           2004          % Change
                                                             ---------------  ---------------  ------------
Revenues                                                     $    236,749        226,939             4%

Costs and Expenses
     Cost of Sales                                                 76,821         75,229             2%
     Operating and Administrative Expenses                        124,706        118,434             5%
     Amortization of Intangibles                                    3,066          2,499            23%
                                                             ---------------  ---------------
     Total Costs and Expenses                                     204,593        196,162             4%
                                                             ---------------  ---------------
Operating Income                                                   32,156         30,777             4%
     Operating Margin                                               13.6%          13.6%

Interest Expense and Other, Net                                     1,508          1,187
                                                             ---------------  ---------------
Income Before Taxes                                                30,648         29,590             4%
Adjusted Provision  for Income Taxes                               10,267          9,706
                                                             ---------------  ---------------
Adjusted Net Income                                          $     20,381         19,884             2%
                                                             ===============  ===============


Adjusted Income Per Share
     Diluted                                                 $       0.34           0.32             6%
     Basic                                                   $       0.35           0.32


Reconciliation of Non-GAAP Adjusted Financial Disclosure
--------------------------------------------------------
Adjusted Net Income                                          $     20,381         19,884
Tax Benefit (A)                                                     7,476              -
                                                             ---------------  ---------------
     Net Income - as Reported                                $     27,857         19,884            40%
                                                             ===============  ===============

Adjusted Income Per Share - Diluted                          $       0.34           0.32
Tax Benefit (A)                                                      0.12              -
     Income Per Share - Diluted as Reported                  $       0.46           0.32            44%
                                                             ===============  ===============

Average Shares
     Diluted                                                       60,642         62,851
     Basic                                                         58,916         61,442


(A) The adjusted amounts above exclude $7.5 million, or $.012 per diluted share, of tax benefits associated with the reversal of a tax accrual recorded on the repatriation of dividends from European subsidiaries in the fourth quarter of fiscal year 2005. On May 10, 2005, the US Internal
     Revenue Service issued Notice 2005-38. The notice provided for a tax benefit that fully offset the tax accrued by the Company on foreign dividends in the fourth quarter of fiscal year 2005. The current tax benefit and the corresponding fourth quarter tax accrual had no cash impact on the Company.

     The Company's management evaluates operating performance excluding unusual and/or nonrecurring events. The Company believes excluding such events provides a more effective and comparable measure of performance. Since the adjusted amounts are not measures calculated in accordance with GAAP, they should not be considered as a substitute for other GAAP measures, including net income and earnings per share, as reported, as an indicator of operating performance.

                             JOHN WILEY & SONS, INC.
                                 SEGMENT RESULTS
                              FOR THE FIRST QUARTER
                          ENDED JULY 31, 2005 AND 2004
                    (in thousands, except per share amounts)

                                                                                      First Quarter
                                                                                     Ended July 31,
                                                            -----------------------------------------------------------
                                                                       2005               2004              % Change
                                                            ---------------------  --------------------  --------------
Revenues
----------------------------------------------
US Segment
       Professional/Trade                                   $         78,516             75,908                  3%
       Scientific, Technical and Medical                              48,753             46,206                  6%
       Higher Education                                               45,542             45,475                  0%
                                                            ---------------------  --------------------
Total US                                                             172,811            167,589                  3%
European Segment                                                      63,126             59,523                  6%
Asia, Australia & Canada Segment                                      24,156             23,466                  3%
Intersegment Sales Eliminations                                      (23,344)           (23,639)                -1%
                                                            ---------------------  --------------------
Total Revenues                                              $        236,749            226,939                  4%
                                                            =====================  ====================

Direct Contribution to Profit
----------------------------------------------
US Segment
       Professional/Trade                                   $         18,842             15,551                 21%
       Scientific, Technical and Medical                              24,545             22,269                 10%
       Higher Education                                               17,019             16,051                  6%
                                                            ---------------------  --------------------
Total US                                                              60,406             53,871                 12%
European Segment                                                      18,627             18,694                  0%
Asia, Australia & Canada Segment                                       3,251              3,191                  2%
                                                            ---------------------  --------------------
Total Direct Contribution to Profit                                   82,284             75,756                  9%


Shared Services and Administrative Costs
----------------------------------------------
       Distribution                                                  (11,848)           (11,739)                 1%
       Information Technology & Development                          (15,052)           (12,269)                23%
       Finance                                                        (7,860)            (7,212)                 9%
       Other Administration                                          (15,368)           (13,759)                12%
                                                            ---------------------  --------------------
Total Shared Services and Admin. Costs                               (50,128)           (44,979)                11%



Operating Income                                            $         32,156             30,777                  4%
                                                            =====================  ====================

                             JOHN WILEY & SONS, INC.
                   CONDENSED STATEMENTS OF FINANCIAL POSITION
                                 (in thousands)
                                                                                           July 31,
                                                                              ---------------------------------     April 30,
                                                                                    2005             2004             2005
                                                                              ---------------- ----------------  --------------
Current Assets
       Cash & cash equivalents                                         $           13,075           40,424           89,401
       Marketable securities                                                         -                -              10,000
       Accounts receivable                                                        155,721          146,168          137,787
       Inventories                                                                 83,329           81,452           83,372
       Deferred income tax benefit                                                  5,921           12,394            5,921
       Other current assets                                                        12,398           11,973           12,437
                                                                              ---------------- ----------------  --------------
       Total Current Assets                                                       270,444          292,411          338,918
Product Development Assets                                                         59,555           58,022           61,511
Property, Equipment and Technology                                                108,239          115,835          115,383
Intangible Assets                                                                 300,903          280,644          291,041
Goodwill                                                                          193,146          195,400          195,563
Deferred Income Tax Benefit                                                         4,208            8,437            4,285
Other Assets                                                                       26,564           22,808           25,868
                                                                              ---------------- ----------------  --------------
       Total Assets                                                               963,059          973,557        1,032,569
                                                                              ================ ================  ==============
Current Liabilities
       Accounts and royalties payable                                              78,391           76,325           70,958
       Deferred subscription revenues                                              97,443           90,028          142,766
       Accrued income taxes                                                        33,399           29,754           36,376
       Other accrued liabilities                                                   60,627           64,008           91,211
                                                                              ---------------- ----------------  --------------
       Total Current Liabilities                                                  269,860          260,115          341,311
Long-Term Debt                                                                    192,473          200,000          196,214
Accrued Pension Liability                                                          63,828           50,254           62,116
Other Long-Term Liabilities                                                        34,191           31,258           34,652
Deferred Income Taxes                                                               2,700            2,597            1,702
Shareholders' Equity                                                              400,007          429,333          396,574
                                                                              ---------------- ----------------  --------------
       Total Liabilities & Shareholders' Equity                        $          963,059          973,557        1,032,569
                                                                              ================ ================  ==============

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                      First Quarter
                                                                                     Ended July 31,
                                                                            -------------------------------
                                                                                 2005             2004
                                                                            --------------   --------------
Operating Activities
       Net income                                                      $        27,857           19,884
       Amortization of intangibles                                               3,065            2,499
       Amortization of composition costs                                         8,476            8,349
       Depreciation of property, equipment and technology                        8,198            7,487
       Other non-cash items                                                     16,724           12,263
       Tax benefit on foreign dividend repatriation                             (7,476)            -
       Change in deferred subscription revenues                                (45,184)         (37,528)
       Net change in operating assets and liabilities                          (40,622)         (19,279)
                                                                            --------------   --------------
       Cash Used for Operating Activities                                      (28,962)          (6,325)


Investing Activities
       Additions to product development assets                                 (12,878)         (11,709)
       Additions to property, equipment and technology                          (4,734)          (5,066)
       Acquisitions                                                            (15,359)          (5,709)
       Sale of marketable securities                                            10,000             -
                                                                            --------------   --------------
       Cash Used for Investing Activities                                      (22,971)         (22,484)


Financing Activities
       Borrowings of long-term debt                                             50,000             -
       Repayment of long-term debt                                             (50,000)
       Purchase of treasury shares                                             (21,314)          (9,784)
       Cash dividends                                                           (5,334)          (4,505)
       Proceeds from issuance of stock on option exercises & other               2,659            1,350
                                                                            --------------   --------------
       Cash Used for Financing Activities                                      (23,989)         (12,939)

Effects of Exchange Rate Changes on Cash                                          (404)             145
                                                                            --------------   --------------
Decrease in Cash and Cash Equivalents for Period                       $       (76,326)         (41,603)
                                                                            ==============   ==============

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                                           JOHN WILEY & SONS, INC.
                                           Registrant



                                 By:       /s/ William J. Pesce
                                           -------------------------------------
                                           William J. Pesce
                                           President and Chief Executive Officer



                                 By:        /s/ Ellis E. Cousens
                                            ------------------------------------
                                            Ellis E. Cousens
                                            Executive Vice President and
                                            Chief Financial & Operations Officer



                                 Dated:     September 8, 2005